Filed Pursuant to Rule 424(b)(3)

Registration No. 333-289429

Up to 3,244,660 Class A Ordinary Shares

Fusion Fuel Green PLC

This prospectus relates to the offer and resale from time to time by the selling shareholders identified in “Selling Shareholders” on page 11 (the “Selling Shareholders”) of up to 3,244,660 Class A ordinary shares with a nominal value of $0.0035 each (“Class A Ordinary Shares”) of Fusion Fuel Green PLC, an Irish public limited company (the “Company,” “Fusion Fuel,” “we,” “us” or “our”). The Class A Ordinary Shares offered hereby consist of:

●	269,459 Class A Ordinary Shares currently outstanding and issued on July 25, 2025 (the “SPA Shares”) to the Selling Shareholders pursuant to that certain Securities Purchase Agreement, dated as of July 22, 2025, by and between the Company and the Selling Shareholders (the “July 2025 Securities Purchase Agreement”);

●	541,706 Class A Ordinary Shares (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) issued to the Selling Shareholders on July 25, 2025 pursuant to the July 2025 Securities Purchase Agreement, which are exercisable for Class A Ordinary Shares at an exercise price per share of $0.0035 per share, without giving effect to applicable limitations or restrictions on exercise;

●	1,622,330 Class A Ordinary Shares (the “Market Price Warrant Shares”) issuable upon the exercise of warrants (the “Market Price Warrants”) issued to the Selling Shareholders on July 25, 2025 pursuant to the July 2025 Securities Purchase Agreement, which are exercisable at an exercise price per share of $4.926 per share, without giving effect to applicable limitations or restrictions on exercise; and

●	811,165 Class A Ordinary Shares (the “200% Price Warrant Shares” and together with the Pre-Funded Warrant Shares and the Market Price Warrant Shares, the “Warrant Shares”) issuable upon the exercise of warrants (the “200% Price Warrants”) issued to the Selling Shareholders on July 25, 2025 pursuant to the July 2025 Securities Purchase Agreement, which are exercisable at an exercise price per share of $9.852, without giving effect to applicable limitations or restrictions on exercise.

Collectively, the SPA Shares, the Pre-Funded Warrants, the Market Price Warrants, and the 200% Price Warrants are referred to herein as the “July 2025 Securities”, the Pre-Funded Warrants, the Market Price Warrants, and the 200% Price Warrants are referred to together as the “July 2025 Warrants”, and, the SPA Shares, the Pre-Funded Warrant Shares, the Market Price Warrant Shares, and the 200% Price Warrant Shares, are referred to herein as the “Registrable Securities”.

Each of the July 2025 Warrants may not be exercised to the extent that, after giving effect to such exercise, its holder (together with any of its affiliates) would beneficially own in excess of 4.99% (the “2025 Warrants Beneficial Ownership Limitation”) of Class A Ordinary Shares outstanding immediately after giving effect to such exercise. The 2025 Warrants Beneficial Ownership Limitation may be raised or lowered to any other percentage not in excess of 9.99%, at the option of each holder, provided that any increase will only be effective upon 61 days’ prior written notice to the Company. The number of Class A Ordinary Shares being offered for resale under this prospectus does not take into account any limitations on the exercise of the July 2025 Warrants.

We are registering the Registrable Securities pursuant to the July 2025 Securities Purchase Agreement and the resale registration undertaking contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the July 2025 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $15,985,091. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. The July 2025 Warrants also provide for exercise on a cashless basis if there is no effective registration statement registering, or the prospectus is not available for, the resale of Class A Ordinary Shares underlying the respective July 2025 Warrants. To the extent that the July 2025 Warrants are exercised on a cashless basis, we would not receive any proceeds from such exercise. See “Use of Proceeds”.

Except to the extent limited by the 2025 Warrants Beneficial Ownership Limitation, from and after the effective date of the registration statement of which this prospectus forms a part, the Selling Shareholders may sell or otherwise dispose of the Registrable Securities from time to time and at any time while the registration statement of which this prospectus forms a part is effective, in one or more transactions, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at fixed prices or in negotiated transactions. We will pay the expenses of registering the Registrable Securities, while the Selling Shareholders will pay any selling or other expenses incurred as a result of their sale of any such Registrable Securities. See “Plan of Distribution”.

The Class A Ordinary Shares and the Company’s public warrants are both listed on The Nasdaq Capital Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the symbol “HTOO” and “HTOOW”, respectively. The last reported sale price of the Class A Ordinary Shares and the Company’s public warrants on The Nasdaq Capital Market on August 14, 2025 was $4.50 and $0.03, respectively.

Investing in our securities is highly speculative and involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus, in any applicable prospectus supplement, and as described in certain of the documents we may incorporate by reference herein, for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state or provincial securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 14, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 filed with the U.S. Securities and Exchange Commission (the “SEC”) to register the Registrable Securities for resale by the Selling Shareholders who may, from time to time and subject to applicable limitations, if any, sell such securities. See “Plan of Distribution” for more information.

We may, from time to time, file one or more prospectus supplements, or, when appropriate, post-effective amendments, to update, add to, or otherwise modify the information in this prospectus. If a prospectus supplement or post-effective amendment conflicts with any statement in this prospectus, the newer document will control. We may also authorize one or more free writing prospectuses that provide additional material information about this offering. Accordingly, you should read this prospectus together with any prospectus supplement, any post-effective amendment, and any related free writing prospectus, and all information that we incorporate by reference or attach to those documents. See “Where You Can Find More Information; Documents Incorporated by Reference” for more information. You are also strongly urged to review carefully the matters discussed under “Risk Factors” in this prospectus, in each prospectus supplement, in any post-effective amendment, in any related free writing prospectus, and in any other documents that we incorporate by reference.

Neither we, nor the Selling Shareholders, have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any post-effective amendment, or any applicable prospectus supplement or free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the Selling Shareholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The Selling Shareholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any post-effective amendment and any applicable prospectus supplement or free writing prospectus is accurate only as of the date on its respective cover and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference or, in each case, any earlier date specified for such information, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in a document incorporated by reference is inconsistent with a statement in another document incorporated by reference having a later date, the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. See “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” appearing in this prospectus and in the documents we file with the SEC that are incorporated by reference into this prospectus.

For investors outside of the United States: Neither we nor the Selling Shareholders have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our securities and the distribution of this prospectus outside the United States.

We use various trademarks, trade names and service marks in our business. For convenience, we may not include the “℠”, “®” or “™” status symbols for these marks, but such omission is not meant to indicate that we would not protect our intellectual property rights to the fullest extent allowed by law. Any other trademarks, trade names or service marks referred to in this prospectus are the property of their respective owners.

We are responsible for the information contained in or incorporated by reference into this prospectus. This prospectus includes or incorporates by reference industry and market data that we obtained from periodic industry publications, third-party studies and surveys, filings of public companies in our industry or internal company surveys. These sources generally state that the information they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of the information are not guaranteed. The forecasts and projections are based on historical market data, and there is no assurance that any of the forecasts or projected amounts will be achieved. Industry and market data could be wrong because of the method by which sources obtained their data and because information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties. The market and industry data used in or incorporated by reference into this prospectus involve risks and uncertainties that are subject to change based on various factors, including those discussed in or incorporated by reference into the section titled “Risk Factors”, any applicable prospectus supplement, and the documents incorporated by reference herein. These and other factors could cause results to differ materially from those expressed in, or implied by, the estimates made by independent parties and by us. Furthermore, we cannot assure you that a third party using different methods to assemble, analyze or compute industry and market data would obtain the same results.

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the Class A Ordinary Shares. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus and any applicable prospectus supplement and the other documents incorporated by reference into this prospectus. You should carefully read the entire prospectus and the other documents incorporated by reference into this prospectus, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this prospectus, any applicable prospectus supplement, and documents referred to in “Where You Can Find More Information; Documents Incorporated by Reference,” before making an investment decision. Some of the statements in this prospectus and the other documents incorporated by reference into this prospectus are forward-looking statements. See the section titled “Cautionary Note Regarding Forward-Looking Statements”.

Overview

Fusion Fuel is a leading provider of full-service energy engineering and advisory solutions, specializing in green hydrogen and industrial gas applications. Through its two operating subsidiaries, Bright Hydrogen Solutions Ltd and Al Shola Al Modea Gas Distribution LLC, Fusion Fuel offers a broad portfolio of services, including the design, supply, installation, and maintenance of energy systems, as well as the transport and distribution of liquefied petroleum gas. The Company serves a diverse customer base spanning commercial buildings, mixed-use developments, heavy industries, and food service sectors, while continuing to drive innovation in the renewable energy space. Fusion Fuel is committed to advancing the global energy transition by delivering sustainable, efficient, and reliable energy solutions.

For additional information about the Company, see Item 4. “Information on the Company” in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein.

The Company’s Class A Ordinary Shares are traded on The Nasdaq Capital Market under the ticker symbol “HTOO” and its warrants are traded under the ticker symbol “HTOOW.”

July 2025 Private Placement

Under the July 2025 Securities Purchase Agreement, the Company issued and sold, and the Selling Shareholders acquired, the July 2025 Securities, consisting of (i) the 269,459 SPA Shares, and (ii) the July 2025 Warrants to purchase up to 2,975,201 Class A Ordinary Shares (subject to adjustments from time to time, if any) for an aggregate purchase price of $4,300,000 (such transaction, the “July 2025 Private Placement”). The July 2025 Securities Purchase Agreement requires the Company to use the net proceeds from the sale of the Class A Ordinary Shares and the July 2025 Warrants to repay in full any indebtedness owed pursuant to each Senior Convertible Note, dated as of January 10, 2025, issued by the Company, and each Senior Convertible Note, dated as of March 3, 2025, issued by the Company (collectively, the “2025 Notes”), with any balance remaining to be used for general corporate and working capital purposes and to pay any fees and expenses in connection with the transactions contemplated by such offering. See “July 2025 Private Placement” for more information.

July 2025 Reverse Share Split

On July 11, 2025, we implemented a one-for-thirty-five (1:35) share consolidation of our Class A Ordinary Shares (the “July 2025 Reverse Share Split”), under which every thirty-five (35) issued and outstanding or authorized and unissued Class A Ordinary Shares with a nominal value of $0.0001 were automatically combined and converted into one (1) Class A Ordinary Share with a nominal value of $0.0035. Immediately following the implementation of the July 2025 Reverse Share Split, the Company implemented an increase of its authorized share capital such that the Company remained authorized to issue 100,000,000 Class A Ordinary Shares. No fractional shares were issued in connection with the July 2025 Reverse Share Split; instead, any fractional shares resulting from the split were rounded up to the nearest whole share. The purpose of the July 2025 Reverse Share Split was to increase the per-share trading price of our Class A ordinary shares and to comply with Nasdaq’s listing requirements.

Corporate Information

Our principal executive offices are located at 9 Pembroke Street Upper, Dublin D02 KR83, Ireland and our telephone number is +353 1 961 9350. We maintain websites at www.fusion-fuel.eu, www.qualityindustrialcorp.com and https://alsholagas.ae. Information available on our websites is not incorporated by reference in and is not deemed a part of this prospectus.

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The Offering

Class A Ordinary Shares offered by the Selling Shareholders:	Up to 3,244,660 Class A Ordinary Shares, consisting of:

	●	up to 269,459 Class A Ordinary Shares, without giving effect to applicable limitations or restrictions on exercise;

	●	up to 541,706 Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants, without giving effect to applicable limitations or restrictions on exercise;

	●	up to 1,622,330 Class A Ordinary Shares issuable upon exercise of the Market Price Warrants, without giving effect to applicable limitations or restrictions on exercise; and

	●	up to 811,165 Class A Ordinary Shares issuable upon exercise of the 200% Price Warrants, without giving effect to applicable limitations or restrictions on exercise.

Class A Ordinary Shares outstanding (as of August 5, 2025)(1)	1,810,567 Class A Ordinary Shares

Class A Ordinary Shares outstanding after giving effect to the issuance of the shares registered hereunder	4,785,768 Class A Ordinary Shares

Use of Proceeds:

We are registering the Registrable Securities pursuant to the July 2025 Securities Purchase Agreement and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the July 2025 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $15,985,091. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. See “Use of Proceeds” for more information.

Risk Factors:	Investing in the Class A Ordinary Shares involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus, and in the “Risk Factors” section in any applicable prospectus supplement, post-effective amendment, or free writing prospectus, if any, and any document incorporated by reference herein or therein, before deciding to purchase any Registrable Securities from the Selling Shareholders.

Trading market and symbol:	The Class A Ordinary Shares and the Company’s public warrants are listed on The Nasdaq Capital Market tier of Nasdaq under the symbol “HTOO” and “HTOOW”, respectively.

(1) The number of Class A Ordinary Shares outstanding is based on 1,810,567 Class A Ordinary Shares outstanding as of August 5, 2025, and excludes the following securities as of such date:

●	1,191,812 Class A Ordinary Shares issuable upon exercise of outstanding Series A Convertible Preferred Shares with a nominal value of $0.0001 each (“Series A Preferred Shares”);

●	3,560,877 Class A Ordinary Shares issuable upon exercise of outstanding warrants;

●	2,208 Class A Ordinary Shares issuable upon exercise of outstanding restricted stock units; and

●	50,398 Class A Ordinary Shares issuable upon exercise of outstanding options.

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RISK FACTORS

An investment in the Class A Ordinary Shares involves a high degree of risk. You should carefully consider the information set forth under Item 3.D. “Risk Factors” of the Company’s Annual Report on Form 20-F  for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein except to the extent that the risk factors stated therein are amended, restated or updated hereby, and in other filings we make with the SEC, before purchasing the Class A Ordinary Shares. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or may incorporate by reference, and any prospectus supplement or documents incorporated by reference herein or therein may contain or incorporate by reference, forward-looking statements within the meaning of Section 21E of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), that are based on our management’s beliefs and assumptions and on information available to us on the date of such statements. All statements other than statements of historical facts are forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our goals and growth strategies;

●	our future prospects and market acceptance of products and services;

●	our future business development, financial condition and results of operations;

●	changes in our revenue, costs or expenditures;

●	our expectations regarding the demand for, and market acceptance of, our products and services;

●	general economic and business conditions in the markets in which we operate;

●	growth and competition in the markets in which we operate;

●	relevant government policies and regulations relating to our business and industry;

●	our ability to obtain additional financing when and if needed; and

●	the assumptions underlying or related to any of the foregoing.

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. Factors that may cause actual results to differ materially from current expectations include, among other things, those referred to under the heading “Risk Factors” and elsewhere in this prospectus, the other documents incorporated by reference herein and under a similar heading in any applicable prospectus supplement, and the risks detailed from time to time in our future SEC reports or registration statements. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

The forward-looking statements made in this prospectus and any applicable prospectus supplement and documents incorporated by reference herein relate only to events or information as of the date they are made. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason.

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USE OF PROCEEDS

We are registering the Registrable Securities pursuant to the July 2025 Securities Purchase Agreement and the resale registration provisions contained therein. Accordingly, we are not selling any securities under this prospectus and will not receive any proceeds from the sale of any Registrable Securities. Notwithstanding the foregoing, we may receive proceeds upon any cash exercise of the July 2025 Warrants. If all such warrants were exercised for cash at their respective exercise prices on the date of this prospectus, we would receive aggregate gross proceeds of approximately $15,985,091. We intend to use such proceeds, if and when received, for working capital and general corporate purposes. Notwithstanding the foregoing, as of the date of this prospectus, we cannot specify with certainty all of the particular uses, and the respective amounts we may allocate to those uses, for any net proceeds we receive from any exercise of the July 2025 Warrants. Accordingly, we will retain broad discretion over the use of these proceeds.

The July 2025 Warrants also provide for exercise on a cashless basis if there is no effective registration statement registering, or the prospectus is not available for, the resale of Class A Ordinary Shares underlying the respective July 2025 Warrants. To the extent that the July 2025 Warrants are exercised on a cashless basis, we would not receive any proceeds from such exercise.

Under the Stock Purchase Agreement, dated as of November 18, 2024 (the “QIND Purchase Agreement”), among the Company, Quality Industrial Corp., a Nevada corporation (“QIND”), Ilustrato Pictures International Inc., a Nevada corporation, and certain other stockholders of QIND, the Company is required to use commercially reasonable efforts to raise at least $5,000,000 in one or more financing transactions (“Purchaser Financing”). 50% of the proceeds from the Purchaser Financing will be set aside and made available expressly for QIND to use for its working capital and corporate needs and the remaining 50% of such funds will be set aside and made available expressly for the businesses of the Company existing immediately prior to the closing under the QIND Purchase Agreement to use for their working capital and corporate needs. To split the net proceeds of the Purchaser Financing as described above, the Company is required to make loans of one-half of the net proceeds (or such lesser amount as agreed to by the parties in writing) to QIND, which loans will be (i) forgiven upon the conversion of the Series A Preferred Shares or (ii) repaid if the transactions contemplated by the QIND Purchase Agreement are unwound in accordance with the terms of the QIND Purchase Agreement. The Company and QIND are required to cooperate to structure such allocation of proceeds and the use of such proceeds on a mutually agreeable basis. The Company is required to utilize its portion of the net proceeds of the Purchaser Financing to pay off any indebtedness for borrowed money, accounts payable and other liabilities. To the extent that any proceeds received from the cash exercise of the July 2025 Warrants are subject to the requirements of the Purchaser Financing, then they will be required to be used in accordance with the requirements described above.

The Selling Shareholders will pay any underwriting discounts and commissions and expenses incurred by them for brokerage, accounting, tax or legal services or any other expenses incurred by them in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Registrable Securities covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants. See “Plan of Distribution”.

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DIVIDEND POLICY

We have never declared or paid cash dividends on our Class A Ordinary Shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends on our Class A Ordinary Shares in the near future. We may also enter into credit agreements or other agreements or arrangements in the future that will restrict our ability to declare or pay cash dividends on our Class A Ordinary Shares. Any future determination to declare dividends will be made at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements, contractual restrictions, general business conditions and other factors that our board of directors may deem relevant.

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JULY 2025 PRIVATE PLACEMENT

On July 22, 2025, the Company entered into the July 2025 Securities Purchase Agreement with the Selling Shareholders, pursuant to which the Company issued and sold the July 2025 Securities in exchange for an aggregate of $4,300,000.

In connection with the Company’s entry into the July 2025 Securities Purchase Agreement, the Company also entered into a Notes Redemption, Warrants Cancellation and Exchange, Limited Waiver, Consent and Release Agreement, dated as of July 22, 2025, between the Company and each of certain investors. See “Redemption Agreements” below.

July 2025 Securities Purchase Agreement

Under the July 2025 Securities Purchase Agreement, the Company issued and sold to the Selling Shareholders: (i) the 269,459 SPA Shares, (ii) the Pre-Funded Warrants to purchase an aggregate of 541,706 Class A Ordinary Shares, (iii) the Market Price Warrants to purchase an aggregate of 1,622,330 Class A Ordinary Shares, and (iv) the 200% Warrants to purchase an aggregate of 811,165 Class A Ordinary Shares, for aggregate gross proceeds of $4,300,000. Each of the Selling Shareholders paid a purchase price equal to $5.3010 multiplied by the number of SPA Shares and/or Pre-Funded Warrant Shares underlying the Pre-Funded Warrant that they purchased, less the nominal value of the Class A Ordinary Shares multiplied by the number of Pre-Funded Warrant Shares underlying any such Pre-Funded Warrant. Each of the Selling Shareholders received a Market Price Warrant exercisable for 200% of the total number of purchased SPA Shares and the Pre-Funded Warrant Shares underlying any respective purchased Pre-Funded Warrant at an exercise price of $4.926 per share, and a 200% Warrant exercisable for 100% of the number of purchased SPA Shares and the Pre-Funded Warrant Shares underlying any respective purchased Pre-Funded Warrant at an exercise price of $9.852 per share.

The July 2025 Securities Purchase Agreement required the Company to use the net proceeds from the sale of the SPA Shares and the July 2025 Warrants to repay in full any indebtedness owed pursuant to each Senior Convertible Note, dated as of January 10, 2025, issued by the Company, and each Senior Convertible Note, dated as of March 3, 2025, issued by the Company (collectively, the “2025 Notes”)., with any balance remaining to be used for general corporate and working capital purposes and to pay any fees and expenses in connection with the transactions contemplated by the July 2025 Securities Purchase Agreement.

In addition, prior to the closing under the July 2025 Securities Purchase Agreement, the Company was required to obtain (i) a written waiver from each holder of the 2025 Notes of any participation rights, pre-emptive rights, or similar rights that would otherwise apply to the transactions contemplated by the July 2025 Securities Purchase Agreement, and (ii) an acknowledgment from each holder of the 2025 Notes that the antidilution provisions contained in any outstanding Company warrants held by each holder of the 2025 Notes shall not be applicable to the transactions contemplated by the July 2025 Securities Purchase Agreement. See “Redemption Agreements” below.

Pursuant to the July 2025 Securities Purchase Agreement, we were required to file the registration statement of which this prospectus forms a part covering the resale of all of the Registrable Securities within 15 calendar days following the date of the issuance of the SPA Shares, which was July 25, 2025 (the “Closing Date”), and to use commercially reasonable efforts to have such registration statement declared effective within 90 days of the Closing Date. At such time that the SEC notifies us that it will not review the registration statement or has no comments, we must cause such registration statement to be declared effective within five trading days of such notification. We are required to maintain the effectiveness of such registration statement for so long as any Registrable Securities remain outstanding and are not freely tradable without restriction under Rule 144 promulgated under the Securities Act (“Rule 144”).

If we (i) had not filed the registration statement of which this prospectus forms a part by the required filing date, (ii) do not cause such registration statement to be declared effective by the required effectiveness date, or (iii) do not maintain the effectiveness of the registration statement such that the Selling Shareholders are unable to use the prospectus to resell the Registrable Securities for more than 30 consecutive calendar days or more than 60 calendar days in the aggregate during any 12-month period, we will be required to pay each of the Selling Shareholders liquidated damages equal to 1.5% of its subscription amount for each 30-day period (pro-rated for partial periods) during which the failure remains uncured. These liquidated damages accrue and are payable on a daily basis, without the need for demand or notice. If we fail to make any such payment when due, we will be required to pay interest on the overdue amount at a rate of 18% per annum (or, if lower, the maximum rate permitted by law), accruing daily until paid in full. These obligations survive any termination of the July 2025 Securities Purchase Agreement and are in addition to any other rights or remedies available to the Selling Shareholders.

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In addition, we were required to reimburse the Selling Shareholders for out-of-pocket costs and expenses (including reasonable attorneys’ fees of one of the Selling Shareholders and/or its affiliates of up to $65,000) incurred in connection with the July 2025 Private Placement, including the resale of the Registrable Securities and the filing, registration, and effectiveness of the registration statement of which this prospectus forms a part.

The January 2025 Purchase Agreement also contains customary closing conditions, representations and warranties, covenants, and indemnification provisions. The offer and sale of securities described above was conducted as a private placement pursuant to and in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder for transactions not involving a public offering.

July 2025 Warrants

See “Description of Securities – July 2025 Warrants” for a description of the July 2025 Warrants.

Redemption Agreements

On July 22, 2025, as a condition to the closing of the July 2025 Private Placement, we entered into a certain Notes Redemption, Warrants Cancellation and Exchange, Limited Waiver, Consent and Release Agreement, dated as of July 22, 2025 (collectively, the “Redemption Agreements”), between the Company and each holder of the 2025 Notes (collectively, the “Note Investors”). Pursuant to the Redemption Agreements, the Company agreed to redeem each of the 2025 Notes, to the extent not previously converted or repaid, upon or within one business day after the closing under the July 2025 Securities Purchase Agreement. The Redemption Agreements provide that upon receipt of the redemption price, the Note Investors were required to surrender the 2025 Notes for cancellation, and all rights and obligations under the 2025 Notes will terminate. In connection with the prior conversion in full of the 2025 Notes on or around July 22, 2025, the redemption price under each of the Redemption Agreements was $0.

Pursuant to the Redemption Agreements, the Note Investors waived and released claims relating to certain rights, restrictions, and conditions under the Securities Purchase Agreement, dated as of January 10, 2025, between the Company and certain of the Note Investors, and the Securities Purchase Agreement, dated as of February 28, 2025, between the Company and certain of the Note Investors (together the “2025 Notes Purchase Agreements”), with respect to any Subsequent Placements (as defined in the 2025 Notes Purchase Agreements), redemptions, cash dividends, share splits, reverse share splits, and any other subsequent transactions of the Company, and omissions from performing any remaining post-closing conditions under the 2025 Notes Purchase Agreements, without being subject to any price-based antidilution adjustments, resets, or similar effects, participation rights, or cash payment requirements upon changes of control, including any change of control redemption rights (the “2025 Notes Waived Matters”). In addition, the Note Investors waived and released claims relating to the requirement for the Company to make certain payments from proceeds of the Company’s at-the-market offering to the Note Investors under each Limited Waiver or Amended and Restated Limited Waiver, dated as of March 26, 2025, between the Company and the respective Note Investor.

The Redemption Agreements further provide for the cancellation of each of the warrants previously issued to the Note Investors on January 10, 2025 and March 3, 2025 (the “Prior 2025 Warrants”), and the exchange of the Prior 2025 Warrants for new warrants to purchase Class A Ordinary Shares (the “Exchanged 2025 Warrants”), pursuant to Section 3(a)(9) under the Securities Act. See “Description of Securities – Exchanged 2025 Warrants” for a description of the Exchanged 2025 Warrants.

In addition, each of the Redemption Agreements includes a “most favored nations” provision that no other Note Investor will receive more favorable terms under any of the Redemption Agreements, and if more favorable terms are provided to any of the Note Investors under any of the Redemption Agreements, the other Note Investors will automatically receive the benefit of such terms unless the Note Investors elect otherwise.

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DESCRIPTION OF SECURITIES

A description of our securities is included in Exhibit 2.13  to the Annual Report on Form 20-F for the fiscal year ended December 31, 2024 filed with the SEC on May 9, 2025, which is incorporated by reference herein, and supplemented as follows.

July 2025 Warrants

Pre-Funded Warrants

Exercise Price. The Pre-Funded Warrants are exercisable for cash at a nominal exercise price of $0.0035 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The Pre-Funded Warrants are exercisable at any time from the initial issuance date until the Pre-Funded Warrant is exercised in full. There is no fixed expiration date; the warrants remain outstanding until fully exercised.

Limitations on Exercise. Each of the Pre-Funded Warrant holders may not exercise any portion of the Pre-Funded Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the 2025 Warrants Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

Market Price Warrants

Exercise Price. The Market Price Warrants are initially exercisable at an exercise price of $4.926 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The Market Price Warrants are exercisable at any time during the three-year period beginning on their original issue date and ending July 25, 2028.

Limitations on Exercise. Each of the Market Price Warrant holders may not exercise any portion of the Market Price Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the 2025 Warrants Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

200% Market Price Warrants

Exercise Price. The 200% Market Price Warrants are initially exercisable at an exercise price of $9.852 per Class A Ordinary Share, subject to certain customary adjustments.

Exercise Period. The 200% Market Price Warrants are exercisable at any time during the three-year period beginning on their original issue date and ending July 25, 2028.

Limitations on Exercise. Each of the 200% Market Price Warrant holders may not exercise any portion of the 200% Market Price Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the 2025 Warrants Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

Exchanged 2025 Warrants

Exercise Price. The Exchanged 2025 Warrants are initially exercisable at a price per share equal to $5.78, subject to certain customary adjustments.

Exercise Period. The Exchanged 2025 Warrants issued in exchange for the cancellation of the January 2025 Warrants are exercisable at any time until January 10, 2028. The Exchanged 2025 Warrants issued in exchange for the cancellation of the March 2025 Warrants are exercisable at any time until March 3, 2028.

Limitations on Exercise. Each of the Exchanged 2025 Warrant holders may not exercise any portion of the Exchanged 2025 Warrants to the extent that, after giving effect to such exercise, the holder (together with its affiliates) would beneficially own in excess of the 2025 Warrants Beneficial Ownership Limitation, which is initially set at 4.99% of the outstanding Class A Ordinary Shares but which may be increased or decreased by the holder to any percentage not in excess of 9.99%, with any increase only becoming effective upon 61 days’ prior written notice to us.

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SELLING SHAREHOLDERS

This prospectus covers the resale or other disposition by the Selling Shareholders of the Registrable Securities. The Selling Shareholders listed in the table below may from time to time offer and sell any or all of the Registrable Securities set forth below pursuant to this prospectus. When we refer to the “Selling Shareholders” in this prospectus, we refer to the persons listed in the table below and the permitted transferees that hold any of the Selling Shareholders’ interest in Registrable Securities after the date of this prospectus.

The following table sets forth certain information concerning the Registrable Securities that may be offered from time to time by each Selling Shareholder pursuant to this prospectus. The number of Registrable Securities beneficially owned by each Selling Shareholder has been determined in accordance with SEC rules, which deem a person to own any shares over which the person has sole or shared voting or investment power. Percentage ownership is based on 1,810,567 Class A Ordinary Shares outstanding as of August 5, 2025. In calculating the number of shares beneficially owned by, and the percentage ownership of, any person, we treat as outstanding the July 2025 Warrant Shares that are currently exercisable even though those shares are not deemed outstanding when computing the percentage ownership of any other person. The percentages shown in the table reflect the 2025 Warrants Beneficial Ownership Limitation, which generally limits each holder (together with its affiliates) to beneficial ownership of no more than 4.99% of the outstanding Class A Ordinary Shares (subject to a holder-elected increase to 9.99% upon 61 days’ prior written notice). Except as otherwise indicated, and subject to applicable community-property laws, we believe that each Selling Shareholder listed in the table exercises sole voting and investment power over the shares shown as beneficially owned.

The Selling Shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities included in the table below in transactions exempt from the registration requirements of the Securities Act. Any changed or new information provided to us by the Selling Shareholders, including regarding the identity of, and the securities held by, each of the Selling Shareholder, will be set forth in a prospectus supplement or amendments to the registration statement of which this prospectus forms a part, if and when necessary. A Selling Shareholder may sell all, some or none of such securities in this offering. See “Plan of Distribution”. For purposes of this table, we have assumed that the Selling Shareholders will have sold all of the securities covered by this prospectus upon the completion of the offering.

The Selling Shareholders do not have, and within the past three years have not had, any position, office or other material relationship with us.

Name of Selling Shareholder	Class A Ordinary Shares Owned Prior to Offering(1)		Beneficial Ownership (%)	Maximum Class A Ordinary Shares Offered Hereby		Class A Ordinary Shares Owned After Offering(2)	Beneficial Ownership (%)
Lantern Management Fund LP(3)	91,151	(4)	4.99%	1,803,432	(5)	-	-
Bower Four Capital Corp.(6)	91,151	(7)	4.99%	697,980	(8)	-	-
Roxy Capital Corporation(9)	91,151	(10)	4.99%	565,928	(11)	-	-
BCL Sunset, LLC(12)	93,606	(13)	4.99%	113,184	(14)	-	-
Samuel Dorf(15)	56,592	(16)	2.31%	56,592	(17)	-	-
James Allan(18)	7,544	(19)	*	7,544	(20)	-	-

* Represents beneficial ownership of less than 1% of our outstanding Class A Ordinary Shares.

(1)	Beneficial ownership prior to this offering is based on 1,810,567 Class A Ordinary Shares outstanding as of August 5, 2025 and 4,785,768 Class A Ordinary Shares outstanding after this offering assuming the sale of all Registrable Securities offered hereby.

(2)	Assumes the sale of all shares being offered pursuant to this prospectus.

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(3)	Lantern Management Fund GP (“Lantern GP”) is the general partner of Lantern Management Fund LP (“Lantern LP”). Voting and investment decisions with respect to the securities held by Lantern LP are made by the investment committee of Lantern GP, which is comprised of three members and acts by majority vote. The principal address of the foregoing entities is CO SERVICES CAYMAN LIMITED, Willow House, Cricket Square, Grand Cayman KY1 1001, Cayman Islands.

(4)	Consists of 75,043 Class A Ordinary Shares and an aggregate of 16,108 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s Pre-Funded Warrant, Market Price Warrant, and 200% Price Warrant, after giving effect to the 2025 Warrants Beneficial Ownership Limitation. Without giving effect to the 2025 Warrants Beneficial Ownership Limitation, within 60 days of August 5, 2025 this Selling Shareholder would beneficially own an aggregate of 1,803,432 Class A Ordinary Shares, consisting of (i) 75,043 Class A Ordinary Shares, (ii) 375,815 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 901,716 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant and (iv) 450,858 Class A Ordinary Shares issuable upon exercise of 200% Price Warrant.

(5)	Consists of (i) 75,043 Class A Ordinary Shares, (ii) 375,815 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 901,716 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant and (iv) 450,858 Class A Ordinary Shares issuable upon exercise of 200% Price Warrant, in each case without regard to the 2025 Warrants Beneficial Ownership Limitation.

(6)	Gregory Lipschitz holds sole voting and investment power over all Registrable Securities owned by Bower Four Capital Corp. The principal address of Bower Four Capital Corp. is 104 One Cable Beach, Nassau, Bahamas.

(7)	Consists of 75,043 Class A Ordinary Shares and an aggregate of 16,108 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s Pre-Funded Warrant, Market Price Warrant, and 200% Price Warrant, after giving effect to the 2025 Warrants Beneficial Ownership Limitation. Without regard to the 2025 Warrants Beneficial Ownership Limitation, within 60 days of August 5, 2025 this Selling Shareholder would beneficially own an aggregate of 697,980 Class A Ordinary Shares, consisting of (i) 75,043 Class A Ordinary Shares, (ii) 99,452 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 348,990 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iv) 174,495 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(8)	Consists of (i) 75,043 Class A Ordinary Shares, (ii) 99,452 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 348,990 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iv) 174,495 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the 2025 Warrants Beneficial Ownership Limitation.

(9)	Eric Lazer holds sole voting and investment power over all Registrable Securities owned by Roxy Capital Corporation. The principal address of Roxy Capital Corporation is 20 Canal Beach, Old Fort Bay, P.O. Box N7776, Nassau, Bahamas 00000.

(10)	Consists of 75,043 Class A Ordinary Shares and an aggregate of 16,108 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s Pre-Funded Warrant, Market Price Warrant, and 200% Price Warrant, after giving effect to the 2025 Warrants Beneficial Ownership Limitation. Without regard to the 2025 Warrants Beneficial Ownership Limitation, within 60 days of August 5, 2025 this Selling Shareholder would beneficially own an aggregate of 565,928 Class A Ordinary Shares, consisting of (i) 75,043 Class A Ordinary Shares, (ii) 66,439 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 282,964 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iv) 141,482 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(11)	Consists of (i) 75,043 Class A Ordinary Shares, (ii) 66,439 Class A Ordinary Shares issuable upon exercise of a Pre-Funded Warrant, (iii) 282,964 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iv) 141,482 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the 2025 Warrants Beneficial Ownership Limitation.

(12)	Constantine Karides holds sole voting and investment power over all Registrable Securities owned by BCL Sunset, LLC. The principal address of BCL Sunset, LLC is 2767 Sunset Drive, Miami Beach, FL 33140.

(13)	Consists of 28,296 Class A Ordinary Shares and an aggregate of 65,310 Class A Ordinary Shares issuable upon exercise of this Selling Shareholder’s Market Price Warrant and 200% Price Warrant, after giving effect to the 2025 Warrants Beneficial Ownership Limitation. Without regard to the 2025 Warrants Beneficial Ownership Limitation, within 60 days of August 5, 2025, this Selling Shareholder would beneficially own an aggregate of 113,184 Class A Ordinary Shares, consisting of (i) 28,296 Class A Ordinary Shares, (i) 56,592 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 28,296 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(14)	Consists of (i) 28,296 Class A Ordinary Shares, (i) 56,592 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 28,296 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant, in each case without regard to the 2025 Warrants Beneficial Ownership Limitation.

(15)	The principal address of Samuel Dorf is 1009 N. Dearborn St, Chicago, Illinois 60611.

(16)	Consists of (i) 14,148 Class A Ordinary Shares, (ii) 28,296 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 14,148 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(17)	Consists of (i) 14,148 Class A Ordinary Shares, (ii) 28,296 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 14,148 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(18)	The principal address of James Allan is Cube 1A, Albany Resort, 127 S Ocean Road, New Providence, Bahamas.

(19)	Consists of (i) 1,886 Class A Ordinary Shares, (ii) 3,772 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 1,886 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

(20)	Consists of (i) 1,886 Class A Ordinary Shares, (ii) 3,772 Class A Ordinary Shares issuable upon exercise of a Market Price Warrant, and (iii) 1,886 Class A Ordinary Shares issuable upon exercise of a 200% Price Warrant.

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PLAN OF DISTRIBUTION

The Selling Shareholders may, from time to time, dispose of all or a portion of the Class A Ordinary Shares covered by this prospectus directly or through one or more underwriters, broker-dealers or agents.  If any Class A Ordinary Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders will bear the underwriting discounts or commissions or any agent’s commissions.  Sales of Registrable Securities may occur in one or more transactions (which may include crosses or block trades) at fixed prices, at prevailing market prices, at prices determined at the time of sale or at negotiated prices, and may be effected by means that include:

●	any national securities exchange or quotation service on which our Class A Ordinary Shares are then listed or quoted, including Nasdaq;

●	the over-the-counter market;

●	transactions otherwise than on these exchanges, quotation systems or the over-the-counter market;

●	ordinary brokerage transactions, including transactions in which a broker-dealer solicits purchasers;

●	block trades in which a broker-dealer acts as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales, including the settlement of short sales and the delivery of Registrable Securities to close out short positions or return borrowed shares;

●	transactions executed through broker-dealers that agree with a Selling Shareholder to sell a specified number of Registrable Securities at a stipulated price per share;

●	the writing or settlement of options, swaps, caps, collars, forward-sale contracts or other hedging or derivative transactions, whether such instruments are listed on an options exchange or traded privately;

●	to or through one or more underwriters or dealers in a public offering, whether individually or through an underwriting syndicate led by one or more managing underwriters;

●	through agents acting on a best-efforts basis for the period of their appointment;

●	a combination of any of the foregoing methods; or

●	any other method permitted by applicable law.

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The Selling Shareholders may also sell Registrable Securities pursuant to Rule 144 or another exemption from registration under the Securities Act, if available, rather than under this prospectus, and may transfer Registrable Securities by other means not described herein. They may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Registrable Securities, or they may loan, pledge or otherwise encumber such securities; upon a default, the pledgees or secured parties may offer and sell the pledged Registrable Securities as Selling Shareholders under this prospectus.

If underwriters participate in the sale of any Registrable Securities, such registrable securities will be acquired by the underwriters for their own accounts and may be resold in one or more of the transactions described above. Registrable Securities may be offered to the public through underwriting syndicates represented by managing underwriters or directly by one or more underwriters. If a dealer is used, the dealer may purchase the shares as principal and resell them at prices determined by the dealer at the time of resale. We will identify each underwriter, dealer, or agent in the applicable prospectus supplement and describe any compensation, discounts or commissions they receive. Any such underwriters, dealers, or agents may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, or commissions they receive and any profit they realize on resale of the shares may be deemed to be underwriting discounts or commissions.

Underwriters, dealers and agents may be entitled to indemnification or contribution from the Selling Shareholders and/or us against certain civil liabilities, including liabilities under the Securities Act.

The Selling Shareholders and any other persons participating in the distribution of Registrable Securities will be subject to the provisions of the Exchange Act and its regulations, including Regulation M, which may restrict certain activities and affect the marketability of the shares. In particular, persons engaged in the distribution may not simultaneously engage in market-making activities with respect to the Registrable Securities for the applicable restricted period. We have provided each Selling Shareholder with a copy of this prospectus and informed them of the need to deliver a copy of this prospectus, as supplemented or amended, to each purchaser at or prior to the time of sale in compliance with Rule 172 under the Securities Act.

We agreed to reimburse the Selling Shareholders for out-of-pocket costs and expenses (including reasonable attorneys’ fees of one of the Selling Shareholders and/or its affiliates of up to $65,000) incurred in connection with the July 2025 Private Placement, including the resale of the Registrable Securities and the filing and registration of the registration statement of which this prospectus forms a part. We are also responsible for transfer agent fees, DTC fees, and broker’s commissions related to the transactions, and have agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act relating to this prospectus and the registration statement of which it forms a part.

We have agreed to keep the registration statement of which this prospectus forms a part effective until all Registrable Securities covered hereby have been sold pursuant to this prospectus or may be sold without restriction under Rule 144 or are no longer outstanding.

Our Class A Ordinary Shares and public warrants trade on Nasdaq under the symbols “HTOO” and “HTOOW,” respectively. Once sold under this prospectus, the Registrable Securities will be freely tradable by persons other than our affiliates, subject to applicable securities laws.

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EXPENSES RELATED TO THE OFFERING

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the Registrable Securities being registered for resale hereby and the offer and sale of the Registrable Securities by the Selling Shareholders. With the exception of the SEC registration fee, all amounts are estimates.

Amount
SEC registration fee	$3,095.67
Legal fees and expenses	100,000
Accounting fees and expenses	50,000
Transfer agent fees	10,000
State securities and blue sky laws compliance	2,500
Miscellaneous expenses	5,000
Total	$170,595.67

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LEGAL MATTERS

Bevilacqua PLLC, Washington, D.C., is acting as counsel in connection with the registration of our securities under the Securities Act and will pass upon certain legal matters for us with respect to the offering of our securities. Arthur Cox LLP, Dublin, Ireland, will pass upon the validity of the securities offered in this prospectus and on matters of Irish law.

As of the date of this prospectus, Bevilacqua PLLC holds 7,286 Class A Ordinary Shares. Bevilacqua PLLC received these securities as partial consideration for legal services.

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EXPERTS

The consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the consolidated financial statements of the Company as of and for the fiscal year ended December 31, 2024 contains an explanatory paragraph that states that the Company’s operating losses raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The consolidated financial statements of the Company as of December 31, 2023, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of QIND as of December 31, 2023 and 2022, and for each of the years in the two-year period ended December 31, 2023, have been incorporated by reference herein and in the registration statement in reliance upon the report of Bush & Associates CPA LLC, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2023 and 2022 consolidated financial statements of QIND contains an explanatory paragraph that states that QIND’s recurring losses from operations and net capital deficiency for the period ended December 31, 2023 raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

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INDEMNIFICATION

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our constitution, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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ENFORCEMENT OF CIVIL LIABILITIES

We were incorporated under the laws of Ireland. Some of our directors and officers reside outside of the United States. Service of process upon such persons may be difficult or impossible to effect within the United States. Furthermore, because most of our assets, and some of the assets of our directors and officers, are located outside of the United States, any judgment obtained in the United States, including a judgment based upon the civil liability provisions of United States federal securities laws, against us or any of such persons may not be collectible within the United States. It also may be difficult for an investor, or any other person or entity, to assert United States securities laws claims in original actions instituted in Ireland.

In addition, it may not be possible to enforce court judgments obtained in the United States against us in Ireland based on the civil liability provisions of the U.S. federal or state securities laws. The United States currently does not have a treaty with Ireland providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters.

The following requirements must be met before a judgment of a U.S. court will be deemed to be enforceable in Ireland:

●	the judgment must be for a definite sum;

●	the judgment must be final and conclusive; and

●	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse enforcement if the U.S. judgment was obtained by fraud, if the judgment violates Irish public policy, if the judgment is in breach of natural or constitutional justice or if it is irreconcilable with an earlier foreign judgment. There is some uncertainty as to whether the courts of Ireland would recognize or enforce judgments of U.S. courts obtained against us or our directors or officers based on the civil liabilities provisions of the U.S. federal or state securities laws or hear actions against us or those persons based on those laws. Therefore, a final judgment for the payment of money rendered by any U.S. federal or state court based on civil liability, whether or not based solely on U.S. federal or state securities laws, would not automatically be enforceable in Ireland.

Foreign judgments enforced by Irish courts generally will be payable in euros. An Irish court hearing an action to recover an amount in a non-Irish currency will render judgment for the equivalent amount in Irish currency.

Our agent for service of process in the United States is CT Corporation System, 28 Liberty Street, New York, NY 10005, (212) 894-8940.

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MATERIAL CHANGES

Except as otherwise disclosed in this prospectus, there have been no reportable material changes that have occurred since December 31, 2024, and that have not been described in a report on Form 6-K furnished under the Exchange Act and incorporated by reference into this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION; DOCUMENTS INCORPORATED BY REFERENCE

Available Information

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC registering the securities that may be offered and sold hereunder. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, the exhibits filed therewith or the documents incorporated by reference therein. For further information about us and the securities offered hereby, reference is made to the registration statement, the exhibits filed therewith, and the documents incorporated by reference therein. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and in each instance, we refer you to the copy of such contract or other document filed as an exhibit to the registration statement. We are required to file reports and other information with the SEC pursuant to the Exchange Act, including annual reports on Form 20-F and reports on Form 6-K.

The SEC maintains a website that contains reports and other information regarding issuers, like us, that file electronically with the SEC. The address of the website is www.sec.gov. The information on our website (www.fusion-fuel.eu), other than our SEC filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

Incorporation by Reference

The SEC allows us to “incorporate by reference” the information we file with it into this prospectus. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus the information contained in the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c) or 15(d) of the Exchange Act, except for information “furnished” to the SEC which is not deemed filed and not incorporated by reference into this prospectus (unless otherwise indicated below), until the termination of the offering of securities described in the applicable prospectus supplement:

●	the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2024, filed with the SEC on May 9, 2025;

●	the Company’s Reports on Form 6-K (and any amendments thereto on Form 6-K/A) furnished to the SEC on January 3, 2025 , January 13, 2025, January 13, 2025 (other than Exhibit 99.1 thereto), January 13, 2025 (other than Exhibit 99.1 thereto), January 14, 2025, January 27, 2025, February 24, 2025, February 27, 2025 (other than Exhibit 99.1 thereto), March 3, 2025, March 10, 2025 (other than Exhibit 99.7 and Exhibit 99.8 thereto), May 12, 2025, May 16, 2025, July 23, 2025 (other than Exhibit 99.1 thereto), June 4, 2025 (other than Exhibit 99.2 thereto), June 25, 2025 (other than Exhibit 99.1 thereto), July 10, 2025 (other than Exhibit 99.1 thereto), July 23, 2025, July 28, 2025, July 30, 2025, and August 5, 2025; and

●	the description of the Company’s securities contained in the Company’s Registration Statement on Form 8-A (File No. 001-39789) filed with the SEC on December 9, 2020, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference any future annual reports on Form 20-F we file with the SEC under the Exchange Act after the date of this prospectus and prior to the termination of the offering of securities by means of this prospectus, and any future reports of foreign private issuer on Form 6-K we furnish with the SEC during such period that are identified in such reports as being incorporated by reference into this prospectus.

Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any documents incorporated by reference have been modified or superseded. Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC.

We will provide without charge to any person (including any beneficial owner) to whom this prospectus is delivered, upon oral or written request, a copy of any document incorporated by reference in this prospectus but not delivered with the prospectus (except for exhibits to those documents unless a document states that one of its exhibits is incorporated into the document itself). Such request should be directed to: Fusion Fuel Green PLC, 9 Pembroke Street Upper, Dublin D02 KR83, Ireland, and telephone number +353 1 961 9350.

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